                                                                     Exhibit 39

                    AMENDMENT NO. 32 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF PRIME GROUP REALTY, L.P.



         This AMENDMENT NO. 32 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of December 30, 1999, by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").

                             W I T N E S S E T H:

         WHEREAS, pursuant to Section 4.3.C. of the Limited Partnership Agreement, the Managing General Partner may raise all or any portion of Additional Funds required by the Partnership for the acquisition of additional properties by accepting additional Capital Contributions, including the issuance of Common Units for Capital Contributions that consist of property or interests in property;

         WHEREAS, pursuant to that Real Estate Sales Contract, dated as of October 20, 1997, by and among The Prime Group, Inc., an Illinois corporation, Prime Group Realty Trust, a Maryland real estate investment trust, Prime Group Realty, L.P., a Delaware limited partnership and the Contributors named therein (the "Agreement"), the Partnership agreed to purchase the Vacant Parcels 4 and 11 in Carol Stream Industrial Business Park, Carol Stream, Illinois (the "Property") upon the fulfillment of certain conditions;

         WHEREAS, the conditions of the Agreement having been fulfilled, the Partnership is acquiring the Property in return for issuing Common Units of Limited Partner Interest to Carol Stream Industrial Park Joint Venture; and

         WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorize, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

         NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. ACCEPTANCE OF CAPITAL CONTRIBUTION IN EXCHANGE FOR COMMON UNITS. (a) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts from Carol

Stream Industrial Park Joint Venture the grant of all of its right, title and interest in the Property, a legal description of which is attached hereto as
EXHIBIT 1, as a Capital Contribution in exchange for 151,621 Common Units of Limited Partner Interest which are hereby issued by the Partnership to Carol Stream Industrial Park Joint Venture pursuant to Section 4.3.C of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate No. 58 of the Partnership.

                    (b) Each of the Common Units of Limited Partner Interest issued to Carol Stream Industrial Park Joint Venture pursuant to this SECTION 2 shall have the same terms and provisions as the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that the Exchange Rights relating thereto may be exercised only after the first
(1st) anniversary of their issuance (as opposed to November 17, 1998).

         Section 2. AMENDMENT OF EXHIBIT A TO THE LIMITED PARTNERSHIP AGREEMENT. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of EXHIBIT A attached hereto. From and after the effectiveness of this Amendment, the amended and restated EXHIBIT A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

         Section 3. REFERENCE TO AND EFFECT ON THE LIMITED PARTNERSHIP
AGREEMENT.

                    A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

                    B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or (ii) as a waiver or consent to any subsequent action or transaction.

         Section 4. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                            [signature page follows]

                                  AMENDMENT NO. 32 TO AMENDED AND
                                  RESTATED AGREEMENT OF LIMITED
                                  PARTNERSHIP OF PRIME GROUP REALTY, L.P.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                  MANAGING GENERAL PARTNER:
                                  -------------------------
                                  PRIME GROUP REALTY TRUST, a
                                  Maryland real estate investment trust


                                  By: /s/ James F. Hoffman
                                      ----------------------------------------

                                  Name:   James F. Hoffman
                                        --------------------------------------

                                  Title:  SVP, General Counsel and Secretary
                                        --------------------------------------

                                  LIMITED PARTNERS:
                                  -----------------

                                  Each Limited Partner hereby executes
                                  this Amendment to the Limited
                                  Partnership Agreement.

                                  By: PRIME GROUP REALTY TRUST, a
                                      Maryland real estate investment
                                      trust, as attorney-in fact


                                      By: /s/ James F. Hoffman
                                          ------------------------------------

                                      Name:   James F. Hoffman
                                           -----------------------------------

                                      Title:  SVP, General Counsel and Secretary
                                            ------------------------------------

As to Section 1 hereof,

ACKNOWLEDGED AND AGREED


CAROL STREAM INDUSTRIAL PARK JOINT
VENTURE, an Illinois general partnership

By:      NARCO ENTERPRISES, INC.,
         an Illinois corporation
         Its Managing General Partner


         By:   /s/ Stephen J. Nardi
            ----------------------------
                   Stephen J. Nardi
                   President

                                    EXHIBIT A*


               PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS

                                                                   Number of                      Capital
Managing General Partner                                         Common Units                   Contribution
------------------------                                         ------------                   ------------
Prime Group Realty Trust                                          15,683,936                         **
       77 West Wacker Drive
       Suite 3900
       Chicago, IL  60601
       Attn:  Richard S. Curto
              James F. Hoffman

General Partner
----------------

The Nardi Group, L.L.C.                                              927,100                     $18,542,000
       c/o Stephen J. Nardi
       4100 Madison Street
       Hillside, IL  60162

Limited Partners
----------------

The Nardi Group, L.L.C.                                              328,182                     $ 4,906,061
       c/o Stephen J. Nardi
       4100 Madison Street
       Hillside, IL  60162

Carol Stream Industrial Park Joint Venture                           151,621                     $ 2,150,054
       c/o Stephen J. Nardi
       4100 Madison Street
       Hillside, IL  60162

Edward S. Hadesman
Trust Dated May 22, 1992                                             398,427                     $ 7,968,540
       c/o Edward S. Hadesman
       2500 North Lakeview
       Unit 1401
       Chicago, IL  60614

___________________

  * As amended by Amendment No. 32 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

  **  This amount shall be inserted by the Managing General Partner.


                                    EXHIBIT A-1

                                                                   Number of                      Capital
Limited Partners                                                  Common Units                   Contribution
----------------                                                  ------------                   ------------

Carolyn B. Hadesman                                                   54,544                      $1,090,880
Trust Dated May 21, 1992
       c/o Edward S. Hadesman
       2500 North Lakeview
       Unit 1401
       Chicago, IL  60614

Lisa Hadesman 1991 Trust                                             169,053                      $3,381,060
       c/o Edward S. Hadesman
       2500 North Lakeview
       Unit 1401
       Chicago, IL  60614

Cynthia Hadesman 1991 Trust                                          169,053                      $3,381,060
       c/o Edward S. Hadesman
       2500 North Lakeview
       Unit 1401
       Chicago, IL  60614

Tucker B. Magid                                                       33,085                      $  661,700
       545 Ridge Road
       Highland Park, IL 60035

Frances S. Shubert                                                    36,006                      $  720,120
       511 Lynn Terrace
       Waukegan, IL  60085

Sky Harbor Associates                                                 62,149                      $1,242,980
       c/o Howard I. Bernstein
       6541 North Kilbourn
       Lincolnwood, IL  60646

Jeffrey A. Patterson                                                 110,000                      $2,200,000
       c/o Prime Group Realty Trust
       77 West Wacker Drive
       Suite 3900
       Chicago, IL  60601


                                    EXHIBIT A-2

                                                                   Number of                      Capital
Limited Partners                                                 Common Units                   Contribution
----------------                                                 ------------                   ------------

Primestone Investment Partners, L.P.                               7,944,893                          **
       c/o The Prime Group, Inc.
       77 West Wacker Drive
       Suite 4200
       Chicago, IL  60601
       Attn:  Paul A. Roehri

Prime Group VI, L.P.                                                 304,097                      $6,050,500
       c/o The Prime Group, Inc.
       77 West Wacker Drive
       Suite 4200
       Chicago, IL  60601
       Attn:  Michael W. Reshcke
              Robert J. Rudnik

H Group LLC                                                           93,849                      $1,400,000
       c/o Heitman Financial Ltd.
       180 N. LaSalle
       Suite 3600
       Chicago, IL  60601
       Attn:  Norman Perlmutter

Ray R. Grinvalds                                                       2,608                      $   52,160
       714 Blaine Court
       Schaumburg, IL 60173

Sandra F. Grinvalds                                                    2,608                      $   52,160
       714 Blaine Court
       Schaumburg, IL 60173

Warren H. John, as Trustee of the Warren H. John                      37,259                      $  745,180
Trust dated December 18, 1998
       1730 N. Clark Street
       Chicago, IL  60614

________________________

 **   This amount shall be inserted by the Managing General Partner.


                                    EXHIBIT A-3

                                                                   Number of                      Capital
Managing General Partner                                         Common Units                   Contribution
------------------------                                         ------------                   ------------

Prime Group Realty Trust                                           2,000,000                         **
       77 West Wacker Drive                                        Convertible
       Suite 3900                                                  Preferred Units
       Chicago, IL  60601
       Attn:  Richard S. Curto
              James F. Hoffman

Prime Group Realty Trust                                           4,000,000                         **/
       77 West Wacker Drive                                        Series B                          --
       Suite 3900                                                  Preferred Units
       Chicago, IL  60601
       Attn:  Richard S. Curto
              James F. Hoffman

___________________

 **   This amount shall be inserted by the Managing General Partner.


                                        EXHIBIT A-4